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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

                              DELOITTE & TOUCHE LLP

         We consent to the incorporation by reference in this Registration Statement of VISTA Information Solutions, Inc. on Form S-3 of our report dated April 13, 2000, appearing in the Annual Report on Form 10-KSB of VISTA Information Solutions, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


                                                 /s/

                                                 DELOITTE & TOUCHE LLP



San Diego, California
April 13, 2000